Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-143894) of Verenium Corporation,

(2)	Registration Statement (Form S-3 No. 333-150136) of Verenium Corporation,

(3)	Registration Statement (Form S-4 No. 333-141392) of Verenium Corporation,

(4)	Registration Statement (Form S-8 No. 333-31056) pertaining to the 1994 Employee Incentive and Non-Qualified Stock Option Plan, the 1997 Equity Incentive Plan, the 1999 Non-Employee Directors’ Stock Option Plan, and the 1999 Employee Stock Purchase Plan of Diversa Corporation,

(5)	Registration Statement (Form S-8 No. 333-75396) pertaining to the 1997 Equity Incentive Plan of Diversa Corporation,

(6)	Registration Statement (Form S-8 No. 333-107171) pertaining to the 1997 Equity Incentive Plan, the 1999 Employee Stock Purchase Plan and the 1999 Non-Employee Directors’ Stock Option Plan of Diversa Corporation,

(7)	Registration Statement (Form S-8 No. 333-142708) pertaining to the 2005 Non-Employee Directors’ Equity Incentive Plan of Diversa Corporation,

(8)	Registration Statement (Form S-8 No. 333-145062) pertaining to the Verenium Corporation 2007 Equity Incentive Plan, Celunol Corp. (formerly known as BC International Corporation) 2006 Equity Incentive Plan, Celunol Corp. (formerly known as BC International Corporation) 2004 Equity Incentive Plan, Celunol Corp. (formerly known as BC International Corporation) 1998 Stock Plan, and Celunol Corp. (formerly known as BC International Corporation) Stock Option Plan for Non-Employee Directors, and

(9)	Registration Statement (Form S-8 No. 333-170973) pertaining to the Verenium Corporation 2010 Equity Incentive Plan;

of our reports dated April 1, 2013, with respect to the consolidated financial statements of Verenium Corporation and the effectiveness of internal control over financial reporting of Verenium Corporation included in this Annual Report (Form 10-K) of Verenium Corporation for the year ended December 31, 2012.

/s/ Ernst & Young LLP

San Diego, California

April 1, 2013